Exhibit 10.1

AMENDMENT NO. 1
TO
2001 DIRECTORS’ STOCK OPTION PLAN
OF
ICU MEDICAL, INC.

Section 9.2 of the 2001 Directors’ Stock Option Plan of ICU Medical Inc. (the “Plan”) is hereby amended, pursuant to Section 11 of the Plan, to read in its entirety as follows:

9.2           Changes in Capital Structure.  In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make appropriate and equitable adjustments in order to preserve the value of outstanding and future Options, including adjustments to: (a) the number and type of Options that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, and (c) the Option Price and number and class of securities issuable under each outstanding Option.  Subject to the foregoing requirement, the specific form of any such adjustments shall be determined by the Board.  Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security.

Adopted by the Board of Directors of

ICU Medical, Inc. on January 26, 2007